                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       THE DELICIOUS FROOKIE COMPANY, INC.

                               ------------------

      THE DELICIOUS FROOKIE COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: That the following resolutions were duly adopted by the Board of Directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation. The resolutions are as follows:

            "RESOLVED, that it would be advisable and in the best interests of the Corporation and its stockholders to adopt, and the Board of Directors hereby adopts, an amendment to the Certificate of Incorporation of this Corporation pursuant to which (A) the authorized capital stock of the Corporation would be changed from 13,000,000 shares, of which 9,000,000 shares are Class A Common Stock, $.01 par value per share (the "Class A Common Stock"); 3,000,000 shares are Class B Common Stock, $.01 par value per share (the "Class B Common Stock"); 900,000 shares are Preferred Stock, $.01 par value per share (the "Preferred Stock"); and 100,000 shares are Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"); to 26,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, $.01 par value per share; and (ii) 25,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), (B) Article 6 of the Certificate of Incorporation, establishing the number of directors and a classified Board of Directors, be deleted in its entirety and replaced with a provision that states the number of directors shall be determined as set forth in the Corporation's Bylaws (the "Bylaws"), (C) the second and third paragraphs of Article 11 of the Certificate of Incorporation, preventing stockholders from acting by written consent in lieu of holding a meeting and authorizing the Chairman of the Board of Directors to call special meetings of stockholders, respectively, be deleted in their entirety and (D) Article 12 of the Articles of Incorporation, requiring the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, to amend or repeal Articles 6, 11 or 12 of the Certificate of Incorporation or Article III, Section 1, 2 or 3, of the Bylaws, be deleted in its entirety and replaced with a provision reserving to the Corporation the right to amend, alter, change or repeal any provision of the Certificate of Incorporation, as prescribed by law; and it was further

            "RESOLVED, that in order to effectuate such amendment, the first paragraph of Article 4 of the Certificate of Incorporation of the Corporation be, and hereby is, amended to read as follows:

                  4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 26,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, $.01 par value per share (herein called the "Preferred Stock"); and (ii) 25,000,000 shares of Common Stock, $.01 par value per share (herein called the "Common Stock"). All cross-references in each subdivision of this Article 4 refer to other Sections in such subdivision unless otherwise indicated;

            and it was further

            "RESOLVED, that in order to further effectuate such amendment, all references to Class B Common Stock and the rights, preferences and designations of the holders thereof in the Certificate of Incorporation be deleted therefrom; and it was further

            "RESOLVED, that in order to further effectuate such amendment,
      Article 6 of the Certificate of Incorporation be, and hereby is, deleted in its entirety and amended to read as follows:

                  6. The number of directors shall be fixed by the Board of
            Directors in the manner established in the bylaws of the Corporation;

            and it was further

            "RESOLVED, that in order to further effectuate such amendment, the second and third paragraphs of Article 11 of the Certificate of Incorporation be, and hereby is, deleted in their entirety; and it was further

            "RESOLVED, that in order to further effectuate such amendment,
      Article 12 of the Certificate of Incorporation be, and hereby is, deleted in its entirety and amended to read as follows:

                  12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein as granted subject to this reservation."

      SECOND: That the Amendment to the Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and by the vote of the holders of a majority or 80% of all outstanding shares entitled to vote thereon at a meeting of the stockholders of the Corporation, as applicable, and with respect to the amendment of Article 4 to eliminate the Class B Common Stock, and the deletion of references to the Class B Common Stock from the Certificate of Incorporation, by the vote of the holders of a majority of all outstanding shares of Class B Common Stock, voting as a class, in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, THE DELICIOUS FROOKIE COMPANY, INC. has caused this Certificate of Amendment to be signed by Michael J. Kirby, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate of Amendment is his act and deed, and attested by Jeffry W. Weiner, its Secretary, this 18th day of December, 1997.

                                        THE DELICIOUS FROOKIE COMPANY, INC.


                                        By: /s/ Michael J. Kirby
                                            ------------------------------
                                            Michael J. Kirby, President

Attest:


By:  /s/ Jeffry W. Weiner
     ---------------------------
     Jeffry W. Weiner, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       THE DELICIOUS FROOKIE COMPANY, INC.
                            (Pursuant to Section 242)

                               ------------------

      THE DELICIOUS FROOKIE COMPANY, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at meetings held on July 26, 1996, all of the directors and a majority of the stockholders of THE DELICIOUS FROOKIE COMPANY, INC., adopted the following resolutions amending the Certificate of Incorporation of the
Corporation:

RESOLVED:   That Article 6 of the Certificate of Incorporation be, and hereby is, deleted in its entirety and the following be, and hereby is, inserted in place thereof:

            6. The number of directors which shall constitute the whole Board of Directors shall be not less than six but not more than eight and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors at that time (whether or not there exist any vacancies in the previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). At the annual meeting of stockholders at which this Article is adopted, the directors shall be divided into three classes, designated Class I, Class II, and Class III (which at all times shall be as nearly equal in number as possible), with the term of office of Class I directors to expire at the 1997 Annual meeting of Stockholders, the term of office of Class II directors to expire at the 1998 Annual meeting of Stockholders, and the term of office of Class III directors to expire at the 1999 Annual meeting of Stockholders. At each meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

                  No director of the Corporation may be removed except for
            cause, and the vote of the holders of 66 2/3% of the outstanding shares of all classes of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class, shall be required to remove a director for cause. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted in a court of competent jurisdiction of a felony or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation, and such conviction or adjudication has become final and non-appealable.

                  Subject to the rights of the holders of any class or series of voting stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

                  Notwithstanding the foregoing, whenever the holder of any
            shares of the Preferred Stock shall have the right to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, or the resolution or resolutions of the board of Directors relating to the issuance of such shares of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms or such resolution or resolutions.

RESOLVED:   That Article 11 of the Certificate of Incorporation be, and hereby is, deleted in its entirety and the following be, and hereby is, inserted in place thereof:

            11. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of stockholders.

                  Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or the Chairman of the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

RESOLVED:   That Article 12 of the Certificate of Incorporation be, and hereby is, deleted in its entirety and the following be, and hereby is, inserted in place thereof:

            12. The Board of Directors of the Corporation shall have the power to make, alter or repeal bylaws of the Corporation, subject to such restrictions upon the exercise of such power as may be imposed by the stockholders in any bylaws adopted by them from time to time. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 1, 2 and 3 of
            Article III of the bylaws shall not be amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal Article 6, Article 11 or this Article 12.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the said THE DELICIOUS FROOKIE COMPANY, INC.
has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Richard S. Worth, its President and Paul D. Broude, its Assistant Secretary this 27th day of August, 1996.

                                    THE DELICIOUS FROOKIE COMPANY, INC.


                                    By:   /s/ Richard S. Worth
                                          -----------------------------
                                          Richard S. Worth, President


/s/ Paul D. Broude
---------------------
Paul D. Broude
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       THE DELICIOUS/FROOKIE COMPANY, INC.
                            (Pursuant to Section 242)

                               ------------------

      THE DELICIOUS/FROOKIE COMPANY, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That by written consent dated April 25, 1995, all of the directors and a majority of the stockholders of THE DELICIOUS/FROOKIE COMPANY, INC., adopted the following resolution amending the Certificate of Incorporation of the Corporation:

RESOLVED:   That Article 1 of the Certificate of Incorporation be, and hereby is, deleted in its entirety and the following be, and hereby is, inserted in place thereof:

                        "1. The name of the Corporation is THE DELICIOUS FROOKIE
                  COMPANY, INC."

      SECOND: That by written consent dated May 15, 1995, all of the directors and a majority of the stockholders of THE DELICIOUS/FROOKIE COMPANY, INC., adopted the following resolution amending the Certificate of Incorporation of the Corporation:

RESOLVED:   That the Certificate of Incorporation of the corporation be amended by changing the first paragraph of Article numbered 4 thereof so that, as amended, said first paragraph of Article 4 shall be and read as follows:

                  "4. The total number of shares of stock which the Corporation shall have authority to issue is thirteen million (13,000,000), of which nine million (9,000,000) shall be Class A Common Stock, of the par value of $.01 per share, three million (3,000,000) shall be Class B Common Stock of the par value of $.01 per share, nine hundred thousand (900,000) shall be Preferred Stock of the par value of $.01 per share and one hundred thousand (100,000) shall be Series A Convertible Preferred Stock of the par value of $.01 per share, amounting in the aggregate to One Hundred Thirty Thousand and 00/100 Dollars ($130,000.00). Additional designations and powers, preferences and rights and qualifications, limitations or restrictions thereof of the Common Stock and

            Preferred Stock shall be determined by the Board of Directors of the Corporation from time to time."

      IN WITNESS WHEREOF, the said THE DELICIOUS/FROOKIE COMPANY, INC. has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Richard S. Worth, its Chief Executive Officer and Paul
D. Broude, its Assistant Secretary this 30th day of June, 1995.

                                    THE DELICIOUS FROOKIE COMPANY, INC.


                                    By: /s/ Richard S. Worth
                                        ----------------------------
                                        Richard S. Worth
                                        Chief Executive Officer


/s/ Paul D. Broude
--------------------------
Paul D. Broude
Assistant Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               R.W. FROOKIES, INC.
                                       AND
                         DELICIOUS COOKIE COMPANY, INC.

                                      INTO

                       THE DELICIOUS FROOKIE COMPANY, INC.

                               ------------------

      THE DELICIOUS FROOKIE COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That this Corporation was incorporated on the 19th day of January, 1989, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this Corporation owns all of the outstanding shares of the stock of R.W. Frookies, Inc., a corporation incorporated on the 7th day of February, 1995 pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this Corporation owns all of the outstanding shares of the stock of Delicious Cookie Company, Inc., a corporation incorporated on the 1st day of February, 1984 pursuant to the Business Corporation Act of the State of Illinois.

FOURTH: That this Corporation, by the following resolutions of its Board of Directors at a meeting held on the 14th and 15th of December, 1985, determined and did merge into itself said R.W. Frookies, Inc. and Delicious Cookie Company, Inc.:

            RESOLVED:   That The Delicious Frookie Company, Inc. merge, and it
                        hereby does merge into itself said R.W. Frookies, Inc.
                        and Delicious Cookie Company, Inc. and assumes all its obligations.

            FURTHER
            RESOLVED:   That the merger shall be effective upon the date of
                        filing with the Secretary of State of Delaware.

FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of THE DELICIOUS FROOKIE COMPANY, INC. at any time prior to the date of filing the merger with the Secretary of State.

      IN WITNESS WHEREOF, said The Delicious Frookie Company, Inc. has caused this Certificate to be signed by Richard S. Worth, its President this 27th day of December, 1995.


                                          /s/ Richard S. Worth
                                          ------------------------------
                                          Richard S. Worth, President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               R.W. FROOKIES, INC.
                            (Pursuant to Section 242)

                               ------------------

      R.W. FROOKIES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That by written consent dated November 30, 1994, all of the directors and a majority of the stockholders of R.W. FROOKIES, INC., adopted the following resolution amending the Certificate of Incorporation of the
Corporation:

RESOLVED:   That Article 1 of the Certificate of Incorporation be, and hereby is, deleted in its entirety and the following be, and hereby is, inserted in place thereof:

                        "1.   The name of the Corporation is THE DELICIOUS/
                  FROOKIE COMPANY, INC."

      IN WITNESS WHEREOF, the said R.W. FROOKIES, INC. has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Richard S. Worth, its President and Paul D. Broude, its Assistant Secretary this 31st day of December, 1994.


                                  /s/ Richard S. Worth
                                  ---------------------------
                                  Richard S. Worth
                                  Chief Executive Officer


/s/ Paul D. Broude
------------------------
Paul D. Broude
Assistant Secretary

                            STATEMENT OF DESIGNATION

                                       OF

                              CLASS B COMMON STOCK

                                       OF

                               R.W. FROOKIES, INC.

                               ------------------

      R.W. FROOKIES, INC., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That by unanimous written consent, dated April 7, 1989, the sole director and sole stockholder of R.W. Frookies, Inc., adopted the following resolutions setting forth the designations, powers, preferences and rights of the Class B Common Stock of said Corporation:

      RESOLVED:   That the designations, powers, preferences and rights of the
                  Class B Common Stock be, and hereby are, as set forth below:

                  1. Number of Shares. The class of Common Stock designated and known as "Class B Common Stock" shall consist of three million (3,000,000) shares.

                  2. Voting. Except as otherwise provided by law, the holders of shares of Class B Common Stock shall not vote on any actions to be taken by the stockholders of the Corporation. Each share of Class B Common Stock shall entitle the holder thereof to one vote per share on each action required by law to be subject to a vote by holders of Class B Common Stock.

                  3. Other Rights and Preferences. Except as stated above with regard to the voting rights, the Class B Common Stock shall have all of the same designations, powers, preferences, and rights as the Class A Common Stock.

                  4. Amendment. No provision of these terms of the Class B
            Common Stock may be amended, modified, or waived, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Class B Common Stock.

                  and that the President and Secretary be, and hereby are, authorized and directed to execute and file a Statement of Designation with the Delaware Secretary of State.

      IN WITNESS WHEREOF, the said R.W. Frookies, Inc., has caused its corporate seal to be hereunto affixed and this Statement of Designation to be signed by Richard S. Worth, its President and Paul D. Broude, its Assistant Secretary this 7th day of April, 1989.

                                     R.W. FROOKIES, INC.


                                     By:  /s/ Donald A. Worth
                                          -------------------------
                                          Donald A. Worth
                                          President

[SEAL]


/s/ Paul D. Broude
------------------------
Paul D. Broude
Assistant Secretary

                               AGREEMENT OF MERGER

      THIS AGREEMENT OF MERGER ("Merger Agreement"), dated as of February 21, 1989, is between R.W. FROOKIES, INC., a New York corporation ("Frookies of New York") and R.W. FROOKIES, INC., a Delaware corporation ("Frookies of Delaware"). Frookies of New York and Frookies of Delaware are hereafter sometimes collectively referred to as the "Constituent Corporations".

      WHEREAS, Frookies of New York is a corporation duly organized and existing under the laws of the State of New York;

      WHEREAS, Frookies of Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

      WHEREAS, on the date of this Merger Agreement Frookies of New York has authority to issue 2,000,000 shares of Common Stock, $.001 par value per share ("Frookies of New York Common Stock"), 809,050 of which shares are issued and outstanding;

      WHEREAS, on the date of this Merger Agreement, Frookies of Delaware has authority to issue 7,000,000 shares of Class A Common Stock, $.01 par value per share ("Frookies of Delaware Class A Common Stock"), 1 of which shares are issued and outstanding, 3,000,000 shares of Class B Common Stock, $.01 par value per share ("Frookies of Delaware Class B Common Stock"), no shares of which are issued and outstanding, and 900,000 shares of Preferred Stock, $.01 par value per share ("Frookies of Delaware Preferred Stock"), no shares of which are issued and outstanding and 100,000 shares of Series A Convertible Preferred Stock, $.01 par value per share ("Frookies of Delaware Series A Convertible Preferred Stock"), no shares of which are issued and outstanding;

      WHEREAS, the respective Boards of Directors of Frookies of New York and Frookies of Delaware have determined that it is advisable and in the best interests of each of such corporations that Frookies of New York merge with and into Frookies of Delaware upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of Frookies of New York in the State of Delaware; and

      WHEREAS, the respective Boards of Directors of Frookies of New York and Frookies of Delaware have, by resolutions duly adopted, approved this Merger Agreement, and the shareholders of Frookies of New York have duly approved this Merger Agreement at a meeting held on February 7, 1989, and all of the shareholders of Frookies of Delaware have, by unanimous consent, approved this Merger Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Frookies of New York and Frookies of Delaware hereby agree as follows:

      1. Merger. Frookies of New York shall be merged with and into Frookies of Delaware (the "Merger"), and Frookies of Delaware shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective February 22, 1989 or upon the time and date of filing of such documents as may be required under applicable law ("Effective Time"), whichever occurs later.

      2. Governing Documents. The Certificate of Incorporation of Frookies of Delaware, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, and the Bylaws of Frookies of Delaware, as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

      3. Succession. At the Effective Time, the separate corporate existence of Frookies of New York shall cease, and Frookies of Delaware shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of Frookies of New York; and all and singular, the rights, privileges, powers and franchises of Frookies of New York, and all property, real, personal and mixed, and all debts due to Frookies of New York on whatever account, as well as for share subscriptions and all other things in action or belonging to Frookies of New York, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Frookies of New York, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in Frookies of New York, shall not revert or be in any way impared by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of Frookies of New York shall be preserved unimpaired; and all debts, liabilities and duties of Frookies of New York shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Frookies of New York, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of Frookies of Delaware and shall be as effective and binding thereon as the same were with respect to Frookies of New York. The employees and agents of Frookies of New York shall become the employees and agents of Frookies of Delaware and continue to be entitled to the same rights and benefits which they enjoyed as employees of Frookies of New York.

      4. Further Assurances. From time to time, as and when required by Frookies of Delaware, or by its successors and assigns, there shall be executed and delivered on behalf of Frookies of New York such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Frookies of Delaware the title to and possession of all property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Frookies of New York, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Frookies of Delaware are fully authorized in the name and on behalf of Frookies of New York to take any and all such action and to execute and deliver any and all deeds and other instruments.

      5. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

            (a) Each share of Frookies of New York Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully-paid and non-assessable share, of Frookies of Delaware Class A Common Stock.

            (b) The 1 share of Frookies of Delaware Class A Common Stock presently issued and outstanding shall be given to Frookies of Delaware as a capital contribution and shall be cancelled and resume the status of authorized and unissued shares of Frookies of Delaware Class A Common Stock, and no shares of Frookies of Delaware Class A Common Stock or other securities of Frookies of Delaware shall be issued in respect thereof.

      6. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Frookies of New York Common Stock shall be presented to the Surviving Corporation to be exchanged for certificates representing shares of Frookies of Delaware Common Stock as converted as herein provided. The registered owner of any such outstanding certificate, until such certificate shall have been surrendered for transfer or otherwise accounted for to Frookies of Delaware or its transfer agents, shall have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of Frookies of Delaware Class A Common Stock evidenced by such outstanding certificate as above provided. All certificates representing shares of Frookies of New York and Frookies of Delaware immediately prior to the Effective Time shall be surrendered to Frookies of Delaware for cancellation; at and after the Effective Time, the shares represented by such certificates shall be deemed to be cancelled whether or not the certificates have been surrendered or otherwise accounted for.

      7. Employee Benefit Plans. As of the Effective Time, Frookies of Delaware hereby assumes all obligations of Frookies of New York under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

      8. Amendment. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

      9. Abandonment. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either of Frookies of New York or Frookies of Delaware, or both of them, notwithstanding approval of this Merger Agreement by the stockholders of any of said corporations if circumstances arise which, in the opinion of the Board of Directors of Frookies of New York or Frookies of Delaware, make the Merger inadvisable.

      10. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Frookies of New York and Frookies of Delaware have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                    R.W. FROOKIES, INC.
                                    a New York Corporation


                                    By: /s/ Richard Worth
                                        ----------------------------
                                        Richard Worth, President

ATTEST:


/s/ Donald A. Worth
------------------------
Donald A. Worth
Secretary

                                    R.W. FROOKIES, INC.
                                    a Delaware Corporation


                                    By:  /s/ Donald A. Worth
                                         ----------------------------
                                         Donald A. Worth, President

ATTEST:


/s/ Bradley D. Robbins
------------------------
Bradley D. Robbins
Assistant Secretary

                             SECRETARY'S CERTIFICATE

      I, Paul D. Broude, Assistant Secretary of R.W. Frookies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by the President and attested by the Assistant Secretary of said R.W. Frookies, Inc., a corporation of the State of Delaware, was duly submitted to the sole stockholder of said R.W. Frookies, pursuant to Title 8, Section 228 of the Delaware Corporation Law for the purpose of considering and taking action upon said Agreement of Merger, that one (1) share of Class A Common Stock of said corporation was, on the said date, issued and outstanding and that the holder of said share voted in favor of said Agreement and no holder of shares voted against same, the said affirmative vote representing at least two-thirds of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement was duly adopted as the act of the stockholders of said R.W. Frookies, Inc., and the duly adopted agreement of said corporation.

      WITNESS my hand and seal of said R.W. FROOKIES, INC. on this 21st day of February, 1989.

                                    R.W. FROOKIES, INC.

[CORPORATE SEAL]


                                    By:  /s/ Paul D. Broude
                                         -------------------------
                                         Paul D. Broude
                                         Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               R.W. FROOKIES, INC.

                               ------------------

      R.W. FROOKIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That by unanimous written consent dated February 3, 1989, the sole director and the sole stockholder of R.W. Frookies, Inc. adopted the following resolutions amending the Certificate of Incorporation of said Corporation:

      RESOLVED: That the Certificate of Incorporation of the Corporation be amended by changing article numbered 4 thereof so that, as amended, said article 4 shall be and read as follows:

      "4. The total number of shares of stock which the corporation shall have authority to issue is eleven million (11,000,000), of which seven million (7,000,000) shall be Class A Common Stock of the par value of $.01 per share, three million (3,000,000) shall be Class B Common Stock of the par value of $.01 per share, nine hundred thousand (900,000) shall be Preferred Stock of the par value of $.01 per share and one hundred thousand (100,000) shall be Series A Convertible Preferred Stock of the par value of $.01 per share, amounting in the aggregate to One Hundred Ten Thousand and 00/100 Dollars ($110,000.00). Additional designations and powers, preferences and rights and qualifications, limitations or restrictions thereof of the Common Stock and Preferred Stock shall be determined by the Board of Directors of the Corporation from time to time.

      The designations and powers, preferences and rights and qualifications, limitations or restrictions thereof of the shares of Series A Convertible Preferred Stock shall be as follows:

      1. Number of Shares. The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of one hundred thousand (100,000) shares.

      2. Voting. Except as provided herein, or as may be otherwise provided by law, the Series A Convertible Preferred Stock shall not vote on any actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to one vote per share on each action required by law to be subject to a vote by holders of Series A Convertible Preferred Stock.

      3. Dividends. The holders of the Series A Convertible Preferred Stock shall be entitled to receive dividends, out of funds legally available therefor, when and if declared by the Board of Directors.

      4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to Eight and XX/100 Dollars ($8.00) per share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available; such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series A Convertible Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 4. For purposes hereof, the Corporation's Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

      5. Restrictions. At any time when shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, without the approval of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not redeem or otherwise acquire any shares of Series A Convertible Preferred Stock except as expressly authorized in Section 6 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock then held by each such holder.

      6. Conversions. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

            (i) Right to Convert. Subject to the terms and conditions of this
Section 6 the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time beginning March 15, 1990, to convert each such share of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into one share of fully paid and nonassessable share of Class B Common Stock. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Class B Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class B Common Stock shall be issued.

            (ii) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Section 6(i) and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Class B Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class B Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            (iii) Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Class B Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Class B Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in Section 6(ii). In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 6(i) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Class B Common Stock would, except for the provisions of the first sentence of this Section 6 (iii), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation, but in no event less than par value per share.

            (iv) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Class B Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class B Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the terms and conditions specified herein and in lieu of the shares of Class B Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class B Common Stock equal to the number of shares of such Class B Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion rights) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

            (v) Notices. In case at any time:

                  (1) the Corporation shall declare any dividend upon its Class B Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Class B Common Stock;

                  (2) the Corporation shall offer for subscription pro rata to the holders of its Class B Common Stock any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Class B Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Class B Common Stock shall be entitled to exchange their Class B Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            (vi) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Class B Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Class B Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Class B Common Stock which shall be so issued shall be duly and validly issued. The Corporation will take all such action as may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Class B Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the conversion rights if the total number of shares of Class B Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Class B Common Stock then authorized by the Certificate of Incorporation.

            (vii) No Reissuance of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock which are converted into shares of Class B Common Stock as provided herein shall not be reissued.

            (viii) Issue Tax. The issuance of certificates for shares of Class B Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holder thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

            (ix) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Class B Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

            (x) Definition of Class A and Class B Common Stock. As used herein, the term "Class A Common Stock and Class B Common Stock" shall mean and include the Corporation's authorized Class A Common Stock and Class B Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Class B Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Class B Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 6(iv).

            (xi) Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Class A Common Stock, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Class A Common Stock.

      7. Amendments. No provision of these terms of the Series A Convertible Preferred Stock may be amended, modified, or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock.

      IN WITNESS WHEREOF, the said R.W. Frookies, Inc. has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Donald A. Worth, its President and Bradley D. Robbins, its Assistant Secretary this 3rd day of February, 1989.

                                    R.W. FROOKIES, INC.


                                    By: /s/ Donald A. Worth
                                        --------------------------
                                        Donald A. Worth
                                        President

[SEAL]


/s/ Bradley D. Robbins
--------------------------
Bradley D. Robbins
Assistant Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                               R.W. FROOKIES, INC.

                               ------------------

      1. The name of the corporation is R.W. Frookies, Inc.

      2. The address of its registered office in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

      3. The nature of the business or purposes to be conducted or promoted is:
To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is eleven million (11,000,000) shares, consisting of one million (1,000,000) shares of Preferred Stock, $.01 par value per share, seven million (7,000,000) shares of Class A Common Stock, $.01 par value per share, and three million (3,000,000) shares of Class B Common Stock, $.01 par value per share, amounting in the aggregate to One Hundred Ten Thousand and 00/100 Dollars ($110,000.00).

            The designations and powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the corporation shall be as determined by the Board of Directors from time to time.

      5. The name and mailing address of the corporation's incorporator is Donald A. Worth, 442 Place Lane, Woburn, Massachusetts 01801.

      6. The name of the person who is to serve as the sole director until the first annual meeting of the stockholders or until his successor is elected and qualified is Donald A. Worth, 442 Place Lane, Woburn, Massachusetts 01801.

      7. The corporation is to have perpetual existence.

      8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

            To make, alter or repeal the bylaws of the corporation.

            To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

            To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

            By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

            When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

      9. To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      10. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

      11. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

      12. The corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      THE UNDERSIGNED, being the incorporator named hereinbefore, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and, accordingly, has hereunto set his hand this 13th day of January, 1989.


                                 /s/ Donald A. Worth
                                 -----------------------
                                 Donald A. Worth

COMMONWEALTH OF MASSACHUSETTS       )
                                    ) ss.:
COUNTY OF MIDDLESEX                 )

      BE IT REMEMBERED that on this 13th day of January, 1989, personally came before me, a Notary Public for the Commonwealth of Massachusetts, Donald A. Worth, the party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts stated therein are true.

      GIVEN under my hand and seal of office the day and year aforesaid.

                                 /s/ Bradley D. Robbins
                                 --------------------------
                                 Bradley D. Robbins
                                 Notary Public
                                 My commission expires:
                                   October 24, 1994